Exhibit 10.19

Execution Version

GUARANTY

THIS GUARANTY, dated as of the 3rd day of May, 2019 (this “Guaranty”), is made by Northern Swan Holdings, Inc., a British Columbia corporation (“Initial Guarantor”) and an indirect parent of Herbal Brands, Inc., a Delaware corporation (the “Borrower”), and each subsidiary of Borrower (“Subsidiary Guarantor”) that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a “Guarantor Accession”; such Subsidiary Guarantors and Initial Guarantor, collectively the “Guarantors”), in favor of Rock Cliff Capital LLC, a limited liability company formed under the laws of Delaware (“Lender”). Capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement referred to below.

RECITALS

A. Borrower and Lender, are parties to a Loan and Security Agreement, dated as of May 3, 2019 (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”), pursuant to which Lender will extend term loans to Borrower in an aggregate principal amount of $8,500,000 (the “Loans”), upon the terms and subject to the conditions set forth therein.

B. It is a condition to the extension of the Loans by Lender under the Loan Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to Lender the payment in full of the Guaranteed Obligations (as hereinafter defined). Lender is relying on this Guaranty in its decision to extend Loans to Borrower under the Loan Agreement, and would not extend Loans thereunder without this Guaranty.

C. The Guarantors will obtain benefits as a result of the incurrence of Loans by Borrower under the Loan Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Guaranty.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce Lender to enter into the Loan Agreement and to induce Lender to extend Loans to Borrower thereunder, each Guarantor hereby agrees as follows:

1. Guaranty.

(a) Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

(i) guarantees to Lender the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Obligations of Borrower under the Loan Agreement and the other Loan Documents, including all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by Borrower under the Loan Agreement or any other Loan Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to Borrower seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all liabilities and obligations described in this Section 1(a)(i), collectively, the “Guaranteed Obligations”); and

(ii) agrees to pay on not later than fifteen (15) days after Guarantor’s receipt of written or electronic notice of such payment by Lender all reasonable and documented out-of-pocket expenses of Lender hereunder pursuant to the terms of Section 7.2 of the Loan Agreement, including reasonable fees and disbursements of counsel in connection with (A) any amendments, supplements, consents or waivers hereto and (B) the administration or enforcement of this Guaranty.

(b) Notwithstanding the provisions of Section 1(a) and notwithstanding any other provisions contained herein or in any other Loan Document:

(i) no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

(ii) the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the “Maximum Guaranteed Amount”) equal to the greatest amount that would not render such Guarantor’s obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal, provincial and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including the Bankruptcy Code or any similar insolvency legislation in Canada, and any fraudulent transfer and fraudulent conveyance laws (collectively, “Insolvency Laws”), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws.

(c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a “Funding Guarantor”) that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date.

“Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied.

“Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor.

“Adjusted Maximum Guaranteed Amount” means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor determined without considering any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder as assets or liabilities of such Guarantor.

“Aggregate Payments” means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including in respect of this Section 1(c)).

The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor’s right of contribution under this Section 1(c) shall be subject to the provisions of Section 4. The allocation among Guarantors of their obligations as set forth in this Section 1(c) shall not be construed in any way to limit the liability of any Guarantor hereunder to Lender.

(d) The guaranty of each Guarantor set forth in this Section 1 is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of Lender hereunder or under any other Loan Document.

2. Guaranty Absolute. Each Guarantor agrees that its obligations hereunder and under the other Loan Documents to which it is a party are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral (as defined in the Loan Agreement) or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

(i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Loan Agreement, any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Loan Agreement, any other Loan Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

(iv) any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily, as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under the Loan Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of Borrower or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, setoff or counterclaim available to, Borrower, any Guarantor or a surety or guarantor generally, other than the occurrence of the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable) (the “Termination Requirement”).

3. Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives:

(i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including notice of nonpayment or other nonperformance (including notice of default under any Loan Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to Borrower and of any of the matters referred to in Section 2 and of any rights to consent thereto;

(ii) any right to require Lender, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against Borrower, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security;

(iii) any right or defense based on or arising by reason of any right or defense of Borrower or any other Person, including any defense based on or arising from a lack of authority or other disability of Borrower or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Loan Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of Borrower for any reason other than the satisfaction of the Termination Requirement;

(iv) any defense based on Lender’s acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that Lender create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(v) any right to assert against Lender any defense, counterclaim, claim, right of recoupment or setoff that it may at any time have against Lender (including failure of consideration, fraud, fraudulent inducement, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims and other than the satisfaction of the Termination Requirement; and

(vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

4. No Subrogation; Subordination. Each Guarantor hereby agrees that it will not exercise or seek to exercise, any claim or right that it may have against Borrower or any other Guarantor at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including any right of subrogation to the rights of any of Lender against Borrower or any other Guarantor, any right of indemnity, contribution or reimbursement against Borrower or any other Guarantor (including rights of contribution as set forth in Section 1(c)), any right to enforce any remedies of Lender against Borrower or any other Guarantor, or any benefit of, or any right to participate in, any Collateral or other security held by Lender to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including the Bankruptcy Code), common law or otherwise until the satisfaction of the Termination Requirement. Each Guarantor further agrees that all indebtedness and other obligations, whether now or hereafter existing, of Borrower, any other subsidiary of Borrower or any other Guarantor to such Guarantor, including any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany debt or receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Guaranteed Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any rights of contribution at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of Lender, and shall forthwith be delivered to Lender in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Loan Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event Borrower or any other Guarantor becomes a “debtor” within the meaning of the Bankruptcy Code, Lender shall be entitled, at its option, as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor to the extent such Guarantor has not done so more than five (5) days prior to the deadline for such filing, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of Borrower to any Guarantor in any such proceeding, each Guarantor hereby assigning to Lender its rights to receive payments and distributions in respect thereof.

5. Representations and Warranties.

(a) Each Subsidiary Guarantor hereby represents and warrants to Lender that, as to itself, all of the representations and warranties relating to it contained in the Loan Agreement are true and correct.

(b) Initial Guarantor hereby represents and warrants to Lender that it has the requisite power and authority to enter into this Guaranty and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Guaranty by Initial Guarantor have been duly authorized by all necessary corporate action on the part of Initial Guarantor. This Guaranty has been duly executed and delivered by Initial Guarantor and constitutes the legal, valid and binding agreement of Initial Guarantor enforceable against Initial Guarantor in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) equitable principles of general applicability relating to the availability of specific performance, injunctive relief or other equitable remedies.

6. Financial Condition of Borrower. Each Guarantor represents that it has knowledge of Borrower’s financial condition and affairs and that it has adequate means to obtain from Borrower on an ongoing basis information relating thereto and to Borrower’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that Lender shall have no obligation to investigate the financial condition or affairs of Borrower for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of Borrower that might become known to Lender at any time, whether or not such Lender knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

7. Payments; Application; Setoff.

(a) Each Guarantor agrees that, upon the failure of Borrower to pay any Guaranteed Obligations when and as the same shall become due (after giving effect to any grace period or cure period applicable thereto) (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that Lender may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of Section 1(b), forthwith pay or cause to be paid to Lender, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

(b) All payments made by each Guarantor hereunder will be made in U.S. dollars to Lender, without setoff, counterclaim or other defense and, in accordance with the Loan Agreement, free and clear of and without deduction for any taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Entity, including any interest, additions to tax or penalties applicable thereto, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Loan Agreement in respect of all payments made by it hereunder.

(c) In the event that the proceeds of any sale, disposition or realization of the Collateral or otherwise are insufficient to pay all amounts to which Lender is legally entitled, the Guarantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(d) Upon and at any time after the occurrence and during the continuance of any Event of Default, Lender and its affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any obligations (in whatever currency) at any time owing by Lender or any such affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to Lender, irrespective of whether or not Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured . The rights of Lender and its affiliates under this Section 7(d) are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. Lender agrees to notify Borrower and Guarantors promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

8. No Waiver. The rights and remedies of Lender expressly set forth in this Guaranty and the other Loan Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any default or Event of Default. No course of dealing between any of the Guarantors and Lender or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Loan Document or to constitute a waiver of any default or Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

9. Enforcement. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against Borrower or any other Guarantor and whether or not Borrower or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of Lender to a trustee, receiver or any other Person under any Insolvency Laws (the amount of any such payment, a “Reclaimed Amount”), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term “Guaranteed Obligations” includes all Reclaimed Amounts that may arise from time to time.

10. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Guarantors and Lender, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

11. Addition, Release of Guarantors. Each Guarantor recognizes that the provisions of the Loan Agreement require certain Persons that become subsidiaries of Borrower and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of Lender’s actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

12. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of the Termination Requirement (provided that the provisions of Sections 1(a)(ii) and 4 shall survive any termination of this Guaranty), (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of Lender) and (iii) inure to the benefit of and be enforceable by Lender and its successors and assigns. Without limiting the generality of clause (iii) above, Lender may assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations) in accordance with the terms of the Loan Agreement, whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between Lender and such Person) have and may exercise all of the rights and benefits in respect thereof granted to Lender under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by Lender of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of Lender hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

13. Governing Law; Consent to Jurisdiction; Appointment of Borrower as Representative, Process Agent, Attorney-in-Fact.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) Each Guarantor and Lender hereby submits to the exclusive jurisdiction of the State and Federal courts in New York County, City of New York, New York; provided, however, that nothing in this Guaranty shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Guaranteed Obligations, or to enforce a judgment or other court order in favor of Lender.

(c) Each Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Guarantor hereby waives (to the extent permitted by law) any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Guarantor hereby waives (to the extent permitted by law) personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to each Guarantor at the address set forth on its signature page hereto, or subsequently provided by such Guarantor in accordance with, Section 15 of this Agreement and that service so made shall be deemed completed upon Borrower’s actual receipt thereof.

(d) The Initial Guarantor shall appoint Kyle Detwiler, 33 Irving Place, Suite 9022, New York, New York 10003, as its agent for service of process in any suit, action or proceeding with respect to this Guaranty and the Guaranteed Obligations and for actions brought under the U.S. federal or state laws brought in any U.S. federal or state court located in the Borough of Manhattan in the City of New York. Service of any process on Kyle Detwiler in any such action (and written notice of such service to the Company) shall be effective service of process against the Company for any suit, action or proceeding brought in any such court.

14. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR SUCH PARTIES TO ENTER INTO THIS GUARANTY.

15. Notices. Any notice required or permitted to be given under this Guaranty must be in writing and be personally delivered or sent by overnight delivery, certified mail (postage prepaid and return receipt requested), facsimile or email to the addresses and numbers set forth on the signature pages to this Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (with transmission confirmation); and notices sent by email shall be deemed to have been given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if a facsimile or email is given after 5:00 PM (EST), it shall be deemed to have been given at the opening of business on the next business day for the recipient. Each Guarantor and Lender may change the address for service of notice upon it by a notice in writing to the other party.

16. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

17. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

18. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession. Delivery of an executed counterpart of a signature page of this Guaranty or a Guarantor Accession by facsimile or in electronic format (e.g., “pdf,” “tif” or similar file formats) shall be effective as delivery of a manually executed counterpart of this Guaranty or such Guarantor Accession.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

NORTHERN SWAN HOLDINGS, INC.

By:	/s/ Kyle Detwiler
Name:	Kyle Detwiler
Title:	Chief Executive Officer

Address:
489 Fifth Avenue, 27th Floor
New York, NY 10017
Facsimile: N/A
Email (send to all): jeremy@northernswan.com,
kyle@northernswan.com, and chris@northernswan.com

[Signatures Continue on Following Page]

[Signature Page to Guaranty]

Accepted and agreed to:

ROCK CLIPF CAPITAL LLC as Lender

By:	/s/ Justin Korsant
Name:	Justin Korsant
Title:	Authorized Signatory

Signature Page to Guaranty

EXHIBIT A

GUARANTOR ACCESSION

THIS GUARANTOR ACCESSION (this “Accession”), dated as of ______________, 20____, is executed and delivered by [NAME OF NEW GUARANTOR], a ________________ (the “New Guarantor”), pursuant to the Guaranty referred to below.

Reference is made to the Loan and Security Agreement, dated as of May 1, 2019, between Herbal Brands, Inc., a Delaware corporation (the “Borrower”) and Rock Cliff Capital LLC, as lender (the “Lender”) (as amended, modified, restated or supplemented from time to time, the “Loan Agreement”). In connection with and as a condition to the extension of the Loans under the Loan Agreement, Borrower and Northern Swan Holdings, Inc., a British Columbia corporation (“Initial Guarantor”) and indirect parent of Borrower, have executed and delivered a Guaranty, dated as of the date of the Loan Agreement (as amended, modified, restated or supplemented from time to time, the “Guaranty”), pursuant to which Initial Guarantor has guaranteed the payment in full of the obligations of Borrower under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement). Capitalized terms used herein without definition shall have the meanings given to them in the Guaranty.

Borrower has agreed under the Loan Agreement to cause certain of its future subsidiaries to become a party to the Guaranty as a guarantor thereunder. The New Guarantor is a subsidiary of Borrower that Borrower is required to cause to become a party to the Guaranty. The New Guarantor will obtain benefits as a result of the extension of Loans to Borrower under the Loan Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as further inducement to Lender in connection with their extension of Loans to Borrower under the Loan Agreement, the New Guarantor hereby agrees as follows:

1. The New Guarantor hereby joins in and agrees to be bound by each and all of the provisions of the Guaranty as a Guarantor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 1 of the Guaranty, the New Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally with each other Guarantor, guarantees to Lender the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Guaranteed Obligations, and agrees to pay or reimburse upon demand all other obligations of the Guarantors under the Guaranty, all on the terms and subject to the conditions set forth in the Guaranty.

2. The New Guarantor hereby represents and warrants that after giving effect to this Accession, each representation and warranty related to it contained in the Loan Agreement is true and correct with respect to the New Guarantor as of the date hereof.

3. This Accession shall be a Loan Document (within the meaning of such term under the Loan Agreement), shall be binding upon and enforceable against the New Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by Lender and its successors and assigns. This Accession and its attachments are hereby incorporated into the Guaranty and made a part thereof.

[Signature page follow]

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IN WITNESS WHEREOF, the New Guarantor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

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